                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                 January 22, 1999
Commission File Number                                                   1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                 Delaware
I.R.S. Employer Identification No.                                   87-6118148
Address of principal executive offices            79 South Main, P.O. Box 30006
                                                           Salt Lake City, Utah
Zip Code                                                             84130-0006
Registrant's telephone number, including area code               (801) 246-5976


Item 5.  Other Information

On January 21, 1999, First Security Corporation (FSCO) issued a press release announcing its earnings and other financial data for the year and quarter ended December 31, 1998, a copy of which is attached to this report as Exhibit A.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)


/s/ Brad D. Hardy                                            January 22, 1999
__________________________________________________________   __________________
Brad D. Hardy                                                (Date)
Executive Vice President, Corporate Services,
General Counsel, and
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT A


FOR IMMEDIATE RELEASE                                    Contact: Brad D. Hardy
January 21, 1999                                                 (801) 246-5976

               FIRST SECURITY ACHIEVES RECORD EARNINGS FOR 1998

Notes:
* all FSCO financial data prior to June 30, 1998 were previously restated for the pooling-of-interests merger with First Security Bank of California (FSB California, formerly California State Bank);
* full year 1998 earnings and selected other data reported below are BEFORE one-time FSB California merger charges of $8.9 million pre-tax (including $6.9 million of noninterest expenses) or $7.2 million after tax.

Highlights:
* Net income: $254.9 million for 1998 (before merger charges), up 18.4%; $67.3 million fourth quarter, up 16.0%.
* Earnings per share diluted: $1.32 for 1998 (before merger charges), up 15.8%; $0.35 fourth quarter, up 16.7%.
* Noninterest income: $474.4 million for 1998, up 32.8%; $132.4 million fourth quarter, up 23.9%.
* Total assets: $21.8 billion at December 31, 1998, up 19.9%.
* Stockholders' equity: $1.6 billion, up 13.9%.
* December 21, 1998, FSCO acquired Marine National Bank (Irvine, California).
* December 30, 1998, FSCO announced agreement to acquire XEON Financial Corporation (Stateline, Nevada).
* January 13, 1999, FSCO announced agreement to acquire Comstock Bancorp (Reno, Nevada).

   SALT LAKE CITY -- First Security Corporation (Nasdaq: FSCO) earned record net income, before one-time FSB California merger charges, of $254.9 million for 1998, up $39.6 million or 18.4% from 1997. This net income generated a 1.32% return on average assets (ROAA) and a 16.69% return on average equity
(ROAE) for the year, compared with a 1.35% ROAA and a 16.60% ROAE for the prior year. Earnings per share (EPS) diluted were $1.32 for 1998, up $0.18 or 15.8% from 1997. The tangible ROAA was 1.54%, the tangible ROAE was 24.68%, and tangible EPS diluted were $1.51 for 1998, up from a 1.48% tangible ROAA, a 21.81% tangible ROAE, and tangible EPS diluted of $1.23 for 1997.
   FSCO's net income, after merger charges, was a record $247.7 million for 1998, up $32.4 million or 15.1% from 1997. This net income generated a 1.28% ROAA and a 16.21% ROAE. Earnings per share diluted were $1.28 for 1998, up $0.14 or 12.3% from 1997. The tangible ROAA was 1.50%, the tangible ROAE was 24.07%, and tangible EPS diluted were $1.47 for 1998.
   FSCO's net income was $67.3 million for the fourth quarter of 1998, up $9.3 million or 16.0% from the fourth quarter of 1997. This net income generated a 1.31% ROAA and a 16.50% ROAE for the quarter, compared with a 1.33% ROAA and a 16.63% ROAE for the year-ago quarter. Earnings per share diluted were $0.35 for the fourth quarter of 1998, up $0.05 or 16.7% from the year-ago quarter. The tangible ROAA was 1.56%, the tangible ROAE was 25.08%, and tangible EPS diluted were $0.41 for the quarter, up from a 1.39% tangible ROAA, a 21.31% tangible ROAE, and tangible EPS diluted of $0.31 for the year-ago quarter.
   Spencer F. Eccles, FSCO chairman and chief executive officer, said, "First Security is pleased with its excellent performance in 1998, a year in which we generated record earnings before and after the costs of multiple acquisitions and technology and "Year 2000" (Y2K) related expenditures. Key factors leading to these strong results included a 20.4% growth in average loans, a 14.1% growth in average deposits, and a 32.8% increase in noninterest income, all achieved through the continued 110% efforts of our dedicated employees." Revenues
   FSCO's revenues (net interest income plus noninterest income) were $1.2 billion for 1998, up $0.2 billion or 19.8% from 1997, and were $319.2 million for the fourth quarter of 1998, up $46.7 million or 17.1% from the year-ago quarter.
   FSCO's net interest income on a fully taxable equivalent (FTE) basis was $714.1 million for 1998, up $77.6 million or 12.2% from 1997, and was $189.4 million for the fourth quarter of 1998, up $19.6 million or 11.5% from the year-ago quarter. These increases were due to a combination of continued strong demand for loans, growth in the securities portfolios, and the positive impact of recent purchase acquisitions.
   FSCO's net interest margin was 4.15% for 1998, down 32 basis points from 1997, and was 4.17% for the fourth quarter of 1998, down 24 basis points from the year-ago quarter. These decreases were due primarily to the strong volume growth in loans, especially refinanced mortgages and consumer loans, which were originated at lower rates but funded by additional short term borrowed funds, long-term debt, and deposits at relatively constant rates. FSCO's net interest margin has remained essentially unchanged for four quarters in a row, while net interest income was increased through volume growth in lending activities.
   FSCO's noninterest income was $474.4 million for 1998, up $117.2 million or 32.8% from 1997, and was $132.4 million for the fourth quarter of 1998, up $25.6 million or 23.9% from the year-ago quarter. These increases were due to several factors including: strong growth in mortgage banking activities; gains from ongoing asset securitizations and sales; growth in other service charges and trust fees; and securities gains. FSCO's noninterest income amounted to a record 40.27% of total revenues for 1998, up from 36.33% for 1997, and was a record 41.50% of total revenues for the quarter, up from 39.23% for the year-ago quarter.
Noninterest Expenses
   FSCO's noninterest expenses, before one-time FSB California merger noninterest expenses of $6.9 million, were $716.1 million for 1998, up $127.2 million or 21.6% from 1997. Noninterest expenses, including merger expenses, were $723.1 million for 1998, up $134.2 million or 22.8% from 1997.
Noninterest expenses were $193.5 million for the fourth quarter of 1998, up $28.5 million or 17.3% from the year-ago quarter. These increases were primarily due to the following: additional operating expenses of recent purchase acquisitions; additions of revenue-generating personnel; ongoing volume growth; the cost of necessary technological advances and upgrades including Year 2000 (Y2K) expenditures; and one-time costs for the FSB California and other mergers and for the creation of a "Section 20" securities broker / dealer subsidiary. Mr. Eccles commented, "We continue our extra efforts to effectively manage ongoing noninterest expenses while expending the funds needed to support strong growth, multiple acquisitions, and strategic investments in technology appropriate for a high performance financial services company."
   FSCO's operating expense ratio (the ratio of noninterest expenses to the sum of net interest income FTE and noninterest income) was: 60.26%, before merger charges, for 1998, up 99 basis points from 1997; 60.84%, after merger charges, for the year, up 157 basis points from one year ago; and 60.11% for the fourth quarter of 1998, up 48 basis points from the year-ago quarter.
   CrossLand Mortgage Corp., FSCO's very profitable mortgage banking subsidiary, has a higher operating expense ratio than FSCO's bank subsidiaries due to its labor intensive business of originating, selling, and servicing mortgage loans. Excluding CrossLand Mortgage and the FSB California merger charges, FSCO's operating expense ratio was 56.16% for 1998, up only 14 basis points from 1997. Excluding only CrossLand Mortgage, FSCO's operating expense ratio was 56.85% for the year, up 83 basis points from 1997, and was 55.48% for the fourth quarter of 1998, down 198 basis points from the year-ago quarter. Assets, Interest-Earning Assets and Asset Quality
   FSCO's total assets were $21.8 billion at December 31, 1998, up $3.6 billion or 19.9% from year-end 1997. Loans, net of unearned income, were $14.0 billion at year end, up $2.8 billion or 24.8% from one year ago. Available for sale securities were $4.8 billion at year end, up $0.4 billion or 9.5% from one year ago.
   The ratio of nonperforming assets to total loans and other real estate was 0.35% at December 31, 1998, down from 0.40% at year-end 1997. Nonperforming assets totaled $49.4 million at year end, up $4.6 million or 10.2% from one year ago.
   FSCO's reserve for loan losses was increased to $173.4 million at December 31, 1998, up $15.8 million or 10.0% from year-end 1997. The coverage ratio of the reserve to nonaccruing loans was 378.39% at year end, down from 427.17% one year ago. The ratio of the reserve to total loans was 1.24% at year end, down from 1.40% one year ago.
   The annualized ratio of net loans charged off to average loans was a low 0.49% for 1998, down from 0.51% for the prior year, and was 0.61% for the fourth quarter of 1998, up slightly from 0.59% for the year-ago quarter. Net loans charged off against the reserve were $60.9 million for 1998, up $7.9 million or 14.9% from 1997, and were $20.4 million for the fourth quarter of 1998, up $3.8 million or 22.7% from the year-ago quarter. FSCO's provision for loan losses was $71.9 million for 1998, up $8.5 million or 13.5% from 1997, and was $22.9 million for the fourth quarter of 1998, up $1.6 million or 7.6% from the year-ago quarter.
Stockholders' Equity and Common Stock
   FSCO's stockholders' equity was increased to $1.6 billion at December 31, 1998, up $0.2 billion or 13.9% from year-end 1997. This growth was due to the following: earnings retained; issuances of new FSCO common stock for acquisitions; and the impact of the SFAS 130 accumulated other comprehensive income which consisted of unrealized net gains on available for sale securities; partially offset by repurchases of common stock in the public markets in 1997 and 1998. FSCO's ratio of stockholders' equity to total assets was 7.33% at December 31, 1998, down from 7.72% at year-end 1997. The ratio of tangible common equity to tangible assets was 5.55% at year end, down from 6.24% one year ago, reflecting the goodwill recognized from mergers, common stock repurchases, and the ongoing origination of mortgage servicing rights. Mergers and Acquisitions
   On December 21, 1998, FSCO and its FSB California subsidiary acquired Marine National Bank (MNB) in a cash purchase transaction. MNB was a wholly owned subsidiary of Shinhan Bank of Seoul, Korea, and is located in Irvine, California. At September 30, 1998, MNB had $260 million in assets, $200 million in deposits, and $32 million in equity.
   On December 30, 1998, FSCO and its FSB Nevada subsidiary announced the signing of a definitive agreement to acquire XEON Financial Corporation (XEON, located in Stateline, Nevada) and its subsidiary Nevada Banking Company. At September 30, 1998, XEON had $122 million in assets and $109 million in deposits. This merger is expected to close in the spring of 1999, pending regulatory and shareholder approval.
   On January 13, 1999, FSCO and its FSB Nevada subsidiary announced the signing of a definitive agreement to acquire Comstock Bancorp (Comstock, located in Reno, Nevada) and its subsidiary Comstock Bank. At year end, Comstock had approximately $225 million in assets. This merger is expected to close in the spring of 1999, pending regulatory and shareholder approval. National and Regional Economy
   The fourth-quarter plunge in commodity prices, particularly crude oil and gasoline, helped sustain consumer spending at a surprisingly strong level. Accordingly, fourth-quarter real gross domestic product should at least reach, and may exceed, 2.5%. Growth expectations for 1999 have also been revised modestly higher to a range of 2.0% to 2.5%. This is somewhat slower than 1998's 3.7% gain, but significant weakness now looks avoidable.
   Through the end of 1998, the international forces of deflation acted as a tax cut for consumers at the expense of raw-material commodity producers. Thus far, the positive influence of declining inflation and interest rates, rising real wages and recovery in equity markets has far outweighed the ultimate consumer pain of deflation, i.e., lost jobs. Certainly, the Boeing announcement that some 48,000 employees would be laid off clearly illustrates the consequences of deflation. As Y2K spending in 1999 is accelerated, technology companies are anticipating an improved sales and pricing environment. All in all, the spread of deflationary pain into the U.S. consumer sector should be moderate but not debilitating.
   The global financial crisis and its associated adverse impacts on U.S. international trade could well continue in 1999 and beyond. While the worst may now be past in certain Asian economies, the 1999 U.S. trade deficit may widen further, reflecting weaker export growth to Latin America and Europe. It would not be surprising if the lingering global financial crisis triggers more volatility in U.S. financial markets.
   Perhaps two additional Fed easings are expected in 1999. The Fed has signaled that it will provide sufficient liquidity to sustain moderate U.S. growth; there is plenty of room for additional cuts if deemed necessary. Long-term interest rates in 1999 may vary within a rather narrow range centered at 5.00%.
   Regional economic outlooks generally point to slower, but hopefully sustainable, growth. Narrowing profit margins in various producing sectors may lead to additional layoffs, but the consumer sector should remain generally healthy.
Business
   With $21.8 billion in assets and $12.7 billion in deposits, First Security Corporation is the second largest independent financial services organization headquartered in the West, and is the nation's oldest multistate bank holding company, having been incorporated on June 15, 1928. FSCO's banks currently operate 322 full service domestic bank offices in Utah, Idaho, Oregon, Wyoming, New Mexico, Nevada, and California. Nonbank subsidiaries include a residential mortgage loan company, a leasing company, two insurance subsidiaries, an investment management company, a full-service retail securities broker / dealer, a "Section 20" full-service securities broker / dealer, a bankcard transaction processing company, an information technology subsidiary, and a small business investment corporation.
   Internet Address: news, financial updates and information about products and services can be found on FSCO's web site at www.firstsecuritybank.com. Forward-Looking Statements
   Mr. Eccles commented on the outlook for FSCO in 1999, saying "Based on our present assessment of our business environment, we are currently comfortable with forward looking estimated earnings per share diluted increasing in a range of approximately eight to ten percent for the full 1999 year over 1998. We believe this range of expected earnings is appropriate for many reasons, including international and national economic uncertainties, and accelerating technology expenses for the resolution of Y2K issues and for strategic investment in systems infrastructure. In addition, we look forward to the previously-announced acquisitions of Van Kasper & Company in the first quarter of 1999, and XEON Financial Corporation and Comstock Bancorp in the first half of 1999."
   Except for the historical information in this document, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. FSCO cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
   FSCO advises readers that various risks and uncertainties could affect FSCO's financial performance and could cause FSCO's actual results for future periods to differ materially from those anticipated or projected. These risks and uncertainties include, but are not limited to, those related to: the economic environment, particularly in the regions where FSCO operates; competitive products and pricing; changes in prevailing interest rates; credit and other risks of lending and investment activities; fiscal and monetary policies of the U.S. and other governments; regulations affecting financial institutions; acquisitions and the integration of acquired businesses; technology and associated risks; and other risks and uncertainties affecting FSCO's operations and personnel.
   Be advised that FSCO, as part of its core business, regularly evaluates the potential acquisition of, and holds discussions with, prospective acquisition candidates, which candidates may conduct any type of businesses permissible for a bank holding company and its affiliates. FSCO's discussions in this document are subject to the changes that may result if any such acquisition transaction is completed. FSCO restates its guiding principle that it will not comment on or publicly announce any such acquisition until after a binding and definitive acquisition agreement has been reached.
   FSCO specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #



FIRST SECURITY CORPORATION
FINANCIAL HIGHLIGHTS
(in thousands, except per share data and ratios; unaudited) (A)
                                                  4th Qtr    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr    Year-To-Date Twelve Months
                                                     1998       1998       1998       1998       1997       1998       1997    %Chg
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Common & Preferred Stock Data:
Earnings per common share basic                      0.36       0.34       0.30       0.33       0.31       1.32       1.18    11.9
Earnings per common share diluted                    0.35       0.33       0.29       0.32       0.30       1.28       1.14    12.3
Tangible EPCS diluted                                0.41       0.37       0.33       0.35       0.31       1.47       1.23    19.5
Dividends paid per common share                     0.130      0.130      0.130      0.130      0.113      0.520      0.441    17.9
Book value per common share [EOP]                    8.54       8.54       8.21       8.02       7.59       8.54       7.59    12.5
Tangible book value per common share [EOP]           6.35       6.64       6.34       6.21       6.05       6.35       6.05     5.0
Market price (bid) [EOP]                           23.313     16.688     21.375     23.813     27.917     23.313     27.917   (16.5)
  High bid for the period                          23.313     23.938     24.750     26.167     27.917     26.167     27.917    (6.3)
  Low bid for the period                           15.938     15.500     21.000     21.833     19.083     15.500     14.222     9.0
Market capitalization (mktprice x #shrs) [EOP]  4,352,817  3,144,703  4,016,256  4,457,936  5,148,509  4,352,817  5,148,509   (15.5)
Market price / book value per com share [EOP] %    272.99     195.41     260.35     296.92     367.81     272.99     367.81
Dividend payout ratio (DPCS / EPCS basic) %         36.11      38.24      43.33      39.39      36.45      39.39      37.37
Dividend yield (DPCS / mktprice) [EOP] %             2.23       3.12       2.43       2.18       1.62       2.23       1.62
Price / earnings ratio(mktprice/4qtrsEPCSbasic)      17.5x      13.0x      17.2x      19.4x      23.7x      17.5x      23.7x
Common shares basic [EOP]                         186,712    188,441    187,895    187,206    184,422    186,712    184,422     1.2
Common shares basic [Avg]                         188,370    187,931    187,623    186,336    184,583    187,572    182,240     2.9
Common shares diluted [Avg]                       193,756    193,621    194,471    193,510    191,671    193,840    188,739     2.7
Preferred shares [EOP]                                  9          9          9         10         10          9         10   (10.0)
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Income Statement:
Interest income                                   369,193    366,416    350,950    334,101    328,965  1,420,660  1,213,378    17.1
Interest expense                                  182,478    186,661    178,012    169,810    163,388    716,961    587,439    22.0
Net interest income                               186,715    179,755    172,938    164,291    165,577    703,699    625,939    12.4
Fully taxable equivalent (FTE) adjustment           2,716      2,259      2,827      2,579      4,298     10,381     10,492    (1.1)
Net interest income, FTE                          189,431    182,014    175,765    166,870    169,875    714,080    636,431    12.2
Provision for loan losses                          22,861     18,068     18,396     12,598     21,243     71,923     63,386    13.5
Noninterest income                                132,444    114,896    118,534    108,516    106,876    474,390    357,157    32.8
Noninterest expenses                              193,489    179,516    184,277    165,806    164,944    723,088    588,904    22.8
Provision for income taxes                         35,496     33,976     32,892     33,034     28,235    135,398    115,532    17.2
Net income                                         67,313     63,091     55,907     61,369     58,031    247,680    215,274    15.1
Preferred stock dividend requirement                    7          7          7          7          7         28         30    (6.7)
Common stock dividend                              24,580     24,472     22,943     23,586     20,038     95,581     77,955    22.6
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Balance Sheet - End of Period:
Trading account securities                        329,109     73,067     53,343    318,224    255,320    329,109    255,320    28.9
Available for sale (AFS) securities             4,764,127  4,912,396  4,806,559  4,386,629  4,351,525  4,764,127  4,351,525     9.5
  Memo: fair value adjustment AFS securities       48,251     79,150     39,154     34,640     37,678     48,251     37,678    28.1
Loans, net of unearned income                  14,013,417 12,926,926 12,530,360 12,436,407 11,230,766 14,013,417 11,230,766    24.8
Reserve for loan losses                          (173,350)  (169,058)  (166,658)  (163,256)  (157,525)  (173,350)  (157,525)   10.0
Total interest-earning assets                  19,337,468 17,954,191 17,417,190 17,219,384 16,044,477 19,337,468 16,044,477    20.5
Intangible assets                                 409,367    357,459    351,547    338,844    285,156    409,367    285,156    43.6
Total assets                                   21,768,237 19,859,300 19,360,006 19,132,896 18,151,783 21,768,237 18,151,783    19.9
Noninterest-bearing deposits                    2,752,009  2,431,637  2,402,497  2,339,665  2,431,006  2,752,009  2,431,006    13.2
Interest-bearing deposits                       9,906,565  9,511,979  9,514,706  9,483,289  8,986,628  9,906,565  8,986,628    10.2
Total deposits                                 12,658,574 11,943,616 11,917,203 11,822,954 11,417,634 12,658,574 11,417,634    10.9
Short-term borrowed funds                       4,265,589  4,026,919  3,905,250  3,986,966  3,605,199  4,265,589  3,605,199    18.3
Long-term debt                                  2,609,558  1,749,478  1,513,044  1,339,892  1,304,463  2,609,558  1,304,463   100.0
Total interest-bearing liabilities             16,781,712 15,288,376 14,933,000 14,810,147 13,896,290 16,781,712 13,896,290    20.8
Preferred stockholders' equity                        484        491        493        501        501        484        501    (3.4)
Common stockholders' equity                     1,595,011  1,609,515  1,542,377  1,500,734  1,400,345  1,595,011  1,400,345    13.9
Parent company investment in subsidiaries       1,945,390  1,788,947  1,719,975  1,678,122  1,555,112  1,945,390  1,555,112    25.1
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Problem Assets & Potential Problem Assets - End of Period:
Total nonaccruing loans                            45,812     41,185     39,713     36,553     36,876     45,812     36,876    24.2
Other real estate                                   3,617      2,798      3,908      4,342      7,981      3,617      7,981   (54.7)
Total nonperforming assets                         49,429     43,983     43,621     40,895     44,857     49,429     44,857    10.2
Accruing loans past due 90 days or more            23,758     20,369     22,833     19,693     20,841     23,758     20,841    14.0
Total problem assets                               73,187     64,352     66,454     60,588     65,698     73,187     65,698    11.4
Potential problem assets                           47,319     55,150     37,229     11,493      7,423     47,319      7,423   537.5
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Other Data - End of Period (not rounded):
Full-time equivalent employees                      9,424      9,229      8,854      8,472      7,996      9,424      7,996    17.9
Domestic bank offices:
FS Bank (Utah)                                        134        133        132        130        129        134        129     3.9
FS Bank (Idaho)                                        88         88         88         88         88         88         88     0.0
FS Bank (Oregon)                                       14         14         14         13         13         14         13     7.7
FS Bank (Wyoming)                                       8          8          8          8          8          8          8     0.0
FSB New Mexico                                         34         32         31         31         31         34         31     9.7
FSB Southern New Mexico                                11         11         11         11          0         11          0     NM
FSB Nevada                                             15         14         14         14         14         15         14     7.1
FSB California                                         18         17         17         17         17         18         17     5.9
Total domestic bank offices                           322        317        315        312        300        322        300     7.3
============================================== ========== ========== ========== ========== ========== ========== ========== =======

EOP: End Of Period. Avg: Average. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. NM: Not Meaningful.
(A) All FSCO financial data have been previously restated for the May 30, 1998 pooling-of-interests merger with FSB California.
    All FSCO financial data have been previously restated for a 3-for-2 common stock split in the form of a 50% stock dividend, paid in February 1998.
    Certain reclassifications of 1997 amounts have been made to conform to 1998 classifications.

FIRST SECURITY CORPORATION
FINANCIAL HIGHLIGHTS - Continued
(in thousands, except per share data and ratios; unaudited) (A)
                                                  4th Qtr    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr    Year-To-Date Twelve Months
                                                     1998       1998       1998       1998       1997       1998       1997    %Chg
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Balance Sheet - Average:
Trading account securities                        139,293     64,310    138,157    295,414    163,330    158,605    217,337   (27.0)
Available for sale (AFS) securities             4,870,349  4,824,517  4,524,500  4,310,715  4,190,292  4,634,580  3,703,409    25.1
  Memo: fair value adjustment AFS securities       62,380     41,719     33,956     41,342     28,511     44,898      7,061   535.9
Loans, net of unearned income                  13,310,822 12,844,942 12,374,882 11,656,881 11,214,784 12,552,230 10,428,044    20.4
Reserve for loan losses                          (170,129)  (167,555)  (164,256)  (160,269)  (153,922)  (165,585)  (148,055)   11.8
Deferred taxes on leases                         (200,571)  (193,572)  (198,673)  (196,556)  (192,903)  (197,343)  (187,588)    5.2
Total interest-earning assets, excluding
  fair value adjustment AFS securities
  & deferred taxes on leases                   18,175,389 17,580,579 16,939,894 16,091,448 15,415,241 17,203,589 14,234,308    20.9
Intangible assets                                 371,371    351,880    349,850    308,452    271,770    345,578    229,895    50.3
Total assets                                   20,438,993 19,652,528 18,998,533 18,085,153 17,295,476 19,301,233 15,983,748    20.8
Noninterest-bearing deposits                    2,510,491  2,302,410  2,252,282  2,181,985  2,231,130  2,312,666  2,203,031     5.0
Interest-bearing deposits                       9,587,111  9,531,570  9,459,908  9,207,647  8,658,839  9,447,832  8,103,960    16.6
Total deposits                                 12,097,602 11,833,980 11,712,190 11,389,632 10,889,969 11,760,498 10,306,991    14.1
Short-term borrowed funds                       3,779,161  4,146,642  3,851,257  3,522,497  3,350,840  3,826,474  2,969,746    28.8
Long-term debt                                  2,350,927  1,611,966  1,433,195  1,314,965  1,246,482  1,680,421  1,040,147    61.6
Total interest-bearing liabilities             15,717,199 15,290,178 14,744,360 14,045,109 13,256,161 14,954,727 12,113,853    23.5
Preferred stockholders' equity                        487        492        497        501        506        494        524    (5.7)
Common stockholders' equity                     1,617,608  1,557,403  1,519,335  1,411,739  1,384,287  1,527,170  1,296,192    17.8
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Reconciliation of the Reserve for Loan Losses:
Reserve for loan losses, beginning                169,058    166,658    163,256    157,525    152,951    157,525    142,693    10.4
Net loans (charged off) recovered                 (20,445)   (15,668)   (14,994)    (9,794)   (16,669)   (60,901)   (53,013)   14.9
Provision for loan losses                          22,861     18,068     18,396     12,598     21,243     71,923     63,386    13.5
Acquisitions                                        1,876          0          0      2,927          0      4,803      4,459     7.7
Reserve for loan losses, ending                   173,350    169,058    166,658    163,256    157,525    173,350    157,525    10.0
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Selected Ratios (%):
Return on average assets (ROAA)                      1.31       1.27       1.18       1.38       1.33       1.28       1.35
Tangible ROAA                                        1.56       1.49       1.40       1.56       1.39       1.50       1.48
Return on average stockholders' equity (ROAE)       16.50      16.07      14.75      17.62      16.63      16.21      16.60
Tangible ROAE                                       25.08      23.81      22.26      25.14      21.31      24.07      21.81
Net interest margin, FTE                             4.17       4.14       4.15       4.15       4.41       4.15       4.47
Net interest spread, FTE                             3.54       3.51       3.52       3.53       3.72       3.53       3.75
Operating expense ratio
  (nonint exp / (net int inc FTE + nonint inc))     60.11      60.46      62.62      60.21      59.60      60.84      59.27
Tangible operating expense ratio                    56.75      57.44      59.57      57.71      59.04      57.84      57.58
Productivity ratio (nonint exp / avg assets)         3.76       3.62       3.89       3.72       3.78       3.75       3.68
Stockholders' equity / assets [EOP]                  7.33       8.11       7.97       7.85       7.72       7.33       7.72
Stockholders' equity / assets [Avg]                  7.92       7.93       8.00       7.81       8.01       7.91       8.11
Tangible common equity / tangible assets [EOP]       5.55       6.42       6.26       6.18       6.24       5.55       6.24
Loans / deposits [EOP]                             110.70     108.23     105.15     105.19      98.36     110.70      98.36
Loans / assets [EOP]                                64.38      65.09      64.72      65.00      61.87      64.38      61.87
Reserve for loan losses [EOP] /:
  Total loans                                        1.24       1.31       1.33       1.31       1.40       1.24       1.40
  Nonaccruing loans                                378.39     410.48     419.66     446.63     427.17     378.39     427.17
  Nonaccruing + accruing loans past due 90 days    249.17     274.65     266.46     290.25     272.93     249.17     272.93
Nonaccruing loans / total loans                      0.33       0.32       0.32       0.29       0.33       0.33       0.33
Nonaccruing + accr loans past due / total loans      0.50       0.48       0.50       0.45       0.51       0.50       0.51
Nonperforming assets /:
  Total loans + other real estate                    0.35       0.34       0.35       0.33       0.40       0.35       0.40
  Total assets                                       0.23       0.22       0.23       0.21       0.25       0.23       0.25
  Total equity                                       3.10       2.73       2.83       2.72       3.20       3.10       3.20
  Total equity + reserve for loan losses             2.79       2.47       2.55       2.46       2.88       2.79       2.88
Problem assets /:
  Total loans + other real estate                    0.52       0.50       0.53       0.49       0.58       0.52       0.58
  Total assets                                       0.34       0.32       0.34       0.32       0.36       0.34       0.36
  Total equity                                       4.59       4.00       4.31       4.04       4.69       4.59       4.69
  Total equity + reserve for loan losses             4.14       3.62       3.89       3.64       4.22       4.14       4.22
Net loans charged off / average loans                0.61       0.48       0.49       0.34       0.59       0.49       0.51
============================================== ========== ========== ========== ========== ========== ========== ========== =======
Capital Ratios & Risk-Based Capital Ratios (%) - as of September 30, 1998:
                                                    FSCO    FS Bank     FSB NM    FSB SNM   FSB Nev.    FSB Cal.
                                               ---------- ---------- ---------- ---------- ---------- ----------
Leverage ratio                                       7.67       7.14       6.59      11.93       7.93       8.13
Tier 1 risk-based capital ratio                     10.19       9.12      13.33      19.32      14.82      11.48
Total (Tier 1 + 2) risk-based capital ratio         12.60      10.33      14.58      20.49      16.08      12.73
Tier 1 risk-based capital $                     1,500,468  1,093,162    131,287     48,329     81,800     70,538
Total (Tier 1 + 2) risk-based capital $         1,854,526  1,237,186    143,679     51,256     88,738     78,241
Total risk-based assets - loan loss reserve $  14,720,888 11,981,551    985,184    250,096    551,843    614,534
============================================== ========== ========== ========== ========== ========== ========== ========== =======

EOP: End Of Period. Avg: Average. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. NM: Not Meaningful.
(A) All FSCO financial data have been previously restated for the May 30, 1998 pooling-of-interests merger with FSB California.
    All FSCO financial data have been previously restated for a 3-for-2 common stock split in the form of a 50% stock dividend, paid in February 1998.
    Certain reclassifications of 1997 amounts have been made to conform to 1998 classifications.



FIRST SECURITY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data; unaudited) (A)
                                                                   Three Months                   Year-To-Date Twelve Months
For the Periods Ended December 31, 1998 and 1997            1998      1997     $Chg    %Chg       1998       1997     $Chg    %Chg
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
INTEREST INCOME:
Interest & fees on loans                                 289,239   257,307   31,932    12.4  1,111,417    954,992  156,425    16.4
Federal funds sold & securities purchased                  1,513       955      558    58.4      5,538      4,249    1,289    30.3
Interest-bearing deposits in other banks                      67       (16)      83   518.8        177         69      108   156.5
Trading account securities                                 2,243     2,362     (119)   (5.0)     9,173     12,686   (3,513)  (27.7)
Available for sale securities                             76,131    68,357    7,774    11.4    294,355    241,382   52,973    21.9
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
TOTAL INTEREST INCOME                                    369,193   328,965   40,228    12.2  1,420,660  1,213,378  207,282    17.1
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
INTEREST EXPENSE:
Deposits                                                  98,183    95,566    2,617     2.7    403,886    352,656   51,230    14.5
Short-term borrowings                                     47,940    46,487    1,453     3.1    204,902    163,096   41,806    25.6
Long-term debt                                            36,355    21,335   15,020    70.4    108,173     71,687   36,486    50.9
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
TOTAL INTEREST EXPENSE                                   182,478   163,388   19,090    11.7    716,961    587,439  129,522    22.0
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
NET INTEREST INCOME                                      186,715   165,577   21,138    12.8    703,699    625,939   77,760    12.4
Provision for loan losses                                 22,861    21,242    1,619     7.6     71,923     63,386    8,537    13.5
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSS        163,854   144,335   19,519    13.5    631,776    562,553   69,223    12.3
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
NONINTEREST INCOME:
Service charges on deposit accounts                       23,009    24,446   (1,437)   (5.9)    90,755     90,835      (80)   (0.1)
Other service charges, collections, commissions & fees    19,395    16,999    2,396    14.1     71,797     55,473   16,324    29.4
Asset sale / securitization gains                         29,910     9,498   20,412   214.9     47,619     17,515   30,104   171.9
Bankcard servicing fees & third-party processing fees      4,119     8,372   (4,253)  (50.8)    31,247     34,295   (3,048)   (8.9)
Insurance commissions & fees                               4,340     4,206      134     3.2     16,966     16,975       (9)   (0.1)
Mortgage banking & loan servicing activities              59,100    35,928   23,172    64.5    215,538    117,859   97,679    82.9
Mortgage loan servicing right amortization               (13,254)   (4,178)  (9,076) (217.2)   (41,495)   (16,146) (25,349) (157.0)
Trust (fiduciary) commissions & fees                       8,178     7,736      442     5.7     29,474     26,195    3,279    12.5
Trading account securities gains (losses)                    576       756     (180)  (23.8)       994      1,446     (452)  (31.3)
Available for sale securities gains (losses)               4,765       193    4,572  2368.9      8,075      3,150    4,925   156.3
Other                                                     (7,694)    2,919  (10,613) (363.6)     3,420      9,560   (6,140)  (64.2)
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
TOTAL NONINTEREST INCOME                                 132,444   106,875   25,569    23.9    474,390    357,157  117,233    32.8
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
NONINTEREST EXPENSES:
Salaries & employee benefits                             102,018    85,427   16,591    19.4    386,715    304,903   81,812    26.8
Amortization of intangibles                                3,319      (842)   4,161   494.2     11,666      7,537    4,129    54.8
Armored & messenger                                        1,833     1,560      273    17.5      6,658      6,065      593     9.8
Bankcard interbank interchange & fees                      5,586     8,715   (3,129)  (35.9)    32,147     34,130   (1,983)   (5.8)
Credit, appraisal, & repossessions                         8,324     6,585    1,739    26.4     27,931     17,176   10,755    62.6
Fees                                                       3,313     2,968      345    11.6     14,645     11,589    3,056    26.4
Furniture & equipment                                     16,717    11,632    5,085    43.7     58,181     46,263   11,918    25.8
Insurance                                                    971     1,070      (99)   (9.3)     4,372      4,655     (283)   (6.1)
Marketing                                                  4,426     4,448      (22)   (0.5)    14,757     14,258      499     3.5
Occupancy, net                                            10,869     9,836    1,033    10.5     39,063     36,729    2,334     6.4
Other real estate expense & loss provision (recovery)        341       319       22     6.9        845      2,022   (1,177)  (58.2)
Postage                                                    3,579     3,057      522    17.1     13,508     11,367    2,141    18.8
Professional                                               4,059     5,661   (1,602)  (28.3)    18,918     15,082    3,836    25.4
Stationery & supplies                                      6,751     5,303    1,448    27.3     22,311     18,259    4,052    22.2
Telephone                                                  5,272     4,098    1,174    28.6     17,306     16,317      989     6.1
Travel                                                     3,954     2,776    1,178    42.4     12,773      9,797    2,976    30.4
Other                                                     12,157    12,331     (174)   (1.4)    41,292     32,755    8,537    26.1
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
TOTAL NONINTEREST EXPENSES                               193,489   164,944   28,545    17.3    723,088    588,904  134,184    22.8
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
INCOME BEFORE PROVISION FOR INCOME TAXES                 102,809    86,266   16,543    19.2    383,078    330,806   52,272    15.8
Provision for income taxes                                35,496    28,235    7,261    25.7    135,398    115,532   19,866    17.2
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
NET INCOME                                                67,313    58,031    9,282    16.0    247,680    215,274   32,406    15.1
====================================================== ========= ========= ======== ======= ========== ========== ======== =======
Dividend requirement of preferred stock                        7         7        0     0.0         28         30       (2)   (6.7)
------------------------------------------------------ --------- --------- -------- ------- ---------- ---------- -------- -------
NET INCOME APPLICABLE TO COMMON STOCK                     67,306    58,024    9,282    16.0    247,652    215,244   32,408    15.1
====================================================== ========= ========= ======== ======= ========== ========== ======== =======
Common stock dividend                                     24,580    20,308    4,272    21.0     95,581     77,955   17,626    22.6
====================================================== ========= ========= ======== ======= ========== ========== ======== =======
EARNINGS PER COMMON SHARE:
Earnings per common share basic                             0.36      0.31     0.05    16.1       1.32       1.18     0.14    11.9
Earnings per common share diluted                           0.35      0.30     0.05    16.7       1.28       1.14     0.14    12.3
Common shares basic [Avg]                                188,370   184,583    3,787     2.1    187,572    182,240    5,332     2.9
Common shares diluted [Avg]                              193,756   191,671    2,085     1.1    193,840    188,739    5,101     2.7
====================================================== ========= ========= ======== ======= ========== ========== ======== =======
CASH DIVIDENDS PAID OR ACCRUED PER SHARE:
Preferred stock dividend ($3.15 annual rate)                0.79      0.79     0.00     0.0       3.15       3.15     0.00     0.0
Common stock dividend                                       0.13      0.11     0.02    15.0       0.52       0.44     0.08    17.9
====================================================== ========= ========= ======== ======= ========== ========== ======== =======

(A) All FSCO financial data have been previously restated for the May 30, 1998 pooling-of-interests merger with FSB California.
      Certain reclassifications of 1997 amounts have been made to conform to 1998 classifications.

FIRST SECURITY CORPORATION
CONSOLIDATED BALANCE SHEETS
($ in thousands; unaudited) (A)
                                                                       December 31  December 31     Dec/Dec  Dec/Dec
                                                                              1998         1997         $Chg    %Chg
--------------------------------------------------------------------- ------------ ------------ ------------ -------
ASSETS:
Cash & due from banks                                                    1,026,335    1,219,435     (193,100)  (15.8)
Federal funds sold & securities purchased under resale agreements          230,210      206,266       23,944    11.6
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Total Cash & Cash Equivalents                                            1,256,545    1,425,701     (169,156)  (11.9)
Interest-bearing deposits in other banks                                       605          600            5     0.8
Trading account securities                                                 329,109      255,320       73,789    28.9
Available for sale securities, at fair value                             4,764,127    4,351,525      412,602     9.5
  (Amortized cost: $4,715,876; and $4,313,847; respectively)
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Loans, net of unearned income                                           14,013,417   11,230,766    2,782,651    24.8
  (Unearned income: $127,593; and $106,369; respectively)
Reserve for loan losses                                                   (173,350)    (157,525)     (15,825)   10.0
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Total Loans, Net                                                        13,840,067   11,073,241    2,766,826    25.0
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Premises & equipment, net                                                  378,032      288,433       89,599    31.1
Accrued income receivable                                                  113,399      106,974        6,425     6.0
Other real estate                                                            3,617        7,981       (4,364)  (54.7)
Other assets                                                               673,369      356,852      316,517    88.7
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Goodwill                                                                   224,802      174,928       49,874    28.5
Loan servicing rights                                                      174,196      108,630       65,566    60.4
Other intangible assets                                                     10,369        1,598        8,771   548.9
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Total Intangible Assets                                                    409,367      285,156      124,211    43.6
--------------------------------------------------------------------- ------------ ------------ ------------ -------
TOTAL ASSETS                                                            21,768,237   18,151,783    3,616,454    19.9
===================================================================== ============ ============ ============ =======
LIABILITIES:
Deposits: noninterest-bearing                                            2,752,009    2,431,006      321,003    13.2
Deposits: interest-bearing                                               9,906,565    8,986,628      919,937    10.2
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Total Deposits                                                          12,658,574   11,417,634    1,240,940    10.9
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Federal funds purchased & securities sold under repurchase agreements    3,747,084    3,252,259      494,825    15.2
U.S. Treasury demand notes                                                  25,081       21,050        4,031    19.1
Other short-term borrowings                                                493,424      331,890      161,534    48.7
Accrued income taxes                                                       333,881      255,062       78,819    30.9
Accrued interest payable                                                    58,778       51,928        6,850    13.2
Other liabilities                                                          246,362      116,651      129,711   111.2
Long-term debt                                                           2,609,558    1,304,463    1,305,095   100.0
--------------------------------------------------------------------- ------------ ------------ ------------ -------
TOTAL LIABILITIES                                                       20,172,742   16,750,937    3,421,805    20.4
--------------------------------------------------------------------- ------------ ------------ ------------ -------
STOCKHOLDERS' EQUITY:
Preferred stock: Series "A" $3.15 cumulative convertible                       484          501          (17)   (3.4)
  (Shares issued: 9; and 10; respectively)
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Common Stockholders' Equity:
Common stock: par value $1.25                                              238,760      232,595        6,165     2.7
  (Shares issued: 191,008; and 186,076; respectively)
Paid-in surplus                                                            181,906      115,855       66,051    57.0
Retained earnings                                                        1,233,264    1,081,195      152,069    14.1
Accumulated other comprehensive income                                      30,377       23,568        6,809    28.9
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Subtotal                                                                 1,684,307    1,453,213      231,094    15.9
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Common treasury stock, at cost                                             (89,296)     (52,868)     (36,428)   68.9
  (Shares: 4,296; and 1,654; respectively)
--------------------------------------------------------------------- ------------ ------------ ------------ -------
Total Common Stockholders' Equity                                        1,595,011    1,400,345      194,666    13.9
--------------------------------------------------------------------- ------------ ------------ ------------ -------
TOTAL STOCKHOLDERS' EQUITY                                               1,595,495    1,400,846      194,649    13.9
---------------------------------------------------------------------------------- ------------ ------------ -------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                21,768,237   18,151,783    3,616,454    19.9
===================================================================== ============ ============ ============ =======

(A) All FSCO financial data have been previously restated for the May 30, 1998 pooling-of-interests merger with FSB California.
    Certain reclassifications of 1997 amounts have been made to conform to 1998 classifications.

FIRST SECURITY CORPORATION
VOLUME / RATE ANALYSIS
(in thousands; fully taxable equivalent; unaudited) (A, B)
For the Three Months Ended December 31, 1998 and 1997
        Average Balance  Yield/Rate %                                                   Interest Inc/Exp   Change   Changes Due To:
       1998        1997   1998   1997                                                    1998       1997  1998-97   Volume     Rate
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                                      INTEREST-EARNING ASSETS / INCOME:
    114,804      67,649   5.27   5.65 Federal funds sold & securities purchased         1,513        955      558      666     (108)
      3,072         600   8.72 (10.67)Interest-bearing deposits in other banks             67        (16)      83      (66)     149
    139,293     163,330   6.44   5.82 Trading account securities                        2,243      2,375     (132)    (350)     218
  4,807,969   4,161,781   6.50   6.81 Available for sale securities, amortized cost    78,160     70,877    7,283   11,005   (3,722)
                                      Loans, net of unearned income &
 13,110,251  11,021,881   8.85   9.40   deferred taxes on leases (C)                  289,926    259,072   30,854   49,088  (18,234)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
 18,175,389  15,415,241   8.18   8.65 TOTAL INTEREST-EARNING ASSETS / INCOME          371,909    333,263   38,646   60,343  (21,697)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                                      INTEREST-BEARING LIABILITIES / EXPENSE:
                                      Interest-Bearing Deposits:
    352,251     282,080   1.55   1.65 Interest-bearing demand accounts                  1,369      1,164      205      290      (85)
  4,479,278   3,987,079   2.75   3.04 Savings & money market accounts                  30,759     30,321      438    3,743   (3,305)
  1,267,078   1,153,021   5.66   5.92 Time deposits of $100,000 or more                17,930     17,057      873    1,687     (814)
  3,488,504   3,236,659   5.52   5.81 Other time deposits                              48,125     47,024    1,101    3,659   (2,558)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
  9,587,111   8,658,839   4.10   4.41 TOTAL INTEREST-BEARING DEPOSITS                  98,183     95,566    2,617    9,379   (6,762)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
  3,432,476   2,982,225   4.99   5.44 Federal funds purchased & securities sold        42,817     40,550    2,267    6,122   (3,855)
    346,685     368,615   5.91   6.44 Other short-term borrowings                       5,123      5,937     (814)    (353)    (461)
  2,350,927   1,246,482   6.19   6.85 Long-term debt                                   36,355     21,335   15,020   18,904   (3,884)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
 15,717,199  13,256,161   4.64   4.93 TOTAL INTEREST-BEARING LIABILITIES / EXPENSE    182,478    163,388   19,090   34,052  (14,962)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                          8.18   8.65 Interest income FTE / earning assets
                          4.01   4.24 Interest expense / earning assets
                        ------ ------ --------------------------------------------
                          4.17   4.41 Net interest income FTE / earning assets        189,431    169,875   19,556   26,291   (6,735)
                                      Less fully taxable equivalent adjustment          2,716      4,298   (1,582)
                        ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                                      NET INTEREST INCOME                             186,715    165,577   21,138
=========== =========== ====== ====== ============================================ ========== ========== ======== ======== ========
For the Twelve Months Ended December 31, 1998 and 1997
        Average Balance  Yield/Rate %                                                   Interest Inc/Exp   Change   Changes Due To:
       1998        1997   1998   1997                                                    1998       1997  1998-97   Volume     Rate
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                                      INTEREST-EARNING ASSETS / INCOME:
     98,731      78,620   5.61   5.40 Federal funds sold & securities purchased         5,538      4,249    1,289    1,087      202
      1,684       1,547  10.51   4.46 Interest-bearing deposits in other banks            177         69      108        6      102
    158,605     217,337   5.79   5.85 Trading account securities                        9,184     12,724   (3,540)  (3,438)    (102)
  4,589,682   3,696,348   6.58   6.73 Available for sale securities, amortized cost   302,064    248,631   53,433   60,089   (6,656)
                                      Loans, net of unearned income &
 12,354,887  10,240,456   9.02   9.36   deferred taxes on leases (C)                1,114,078    958,197  155,881  197,847  (41,966)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
 17,203,589  14,234,308   8.32   8.60 TOTAL INTEREST-EARNING ASSETS / INCOME        1,431,041  1,223,870  207,171  255,591  (48,420)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                                      INTEREST-BEARING LIABILITIES / EXPENSE:
                                      Interest-Bearing Deposits:
    335,484     475,950   1.66   2.07 Interest-bearing demand accounts                  5,560      9,849   (4,289)  (2,907)  (1,382)
  4,292,234   3,570,722   2.90   3.12 Savings & money market accounts                 124,560    111,367   13,193   22,503   (9,310)
  1,328,028     975,454   5.78   5.76 Time deposits of $100,000 or more                76,757     56,223   20,534   20,322      212
  3,492,086   3,081,834   5.64   5.69 Other time deposits                             197,009    175,217   21,792   23,325   (1,533)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
  9,447,832   8,103,960   4.27   4.35 TOTAL INTEREST-BEARING DEPOSITS                 403,886    352,656   51,230   63,243  (12,013)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
  3,442,992   2,649,889   5.29   5.33 Federal funds purchased & securities sold       182,050    141,207   40,843   42,263   (1,420)
    383,482     319,857   5.96   6.84 Other short-term borrowings                      22,852     21,889      963    4,354   (3,391)
  1,680,421   1,040,147   6.44   6.89 Long-term debt                                  108,173     71,687   36,486   44,128   (7,642)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
 14,954,727  12,113,853   4.79   4.85 TOTAL INTEREST-BEARING LIABILITIES / EXPENSE    716,961    587,439  129,522  153,988  (24,466)
----------- ----------- ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                          8.32   8.60 Interest income FTE / earning assets
                          4.17   4.13 Interest expense / earning assets
                        ------ ------ --------------------------------------------
                          4.15   4.47 Net interest income FTE / earning assets        714,080    636,431   77,649  101,603  (23,954)
                                      Less fully taxable equivalent adjustment         10,381     10,492     (111)
                        ------ ------ -------------------------------------------- ---------- ---------- -------- -------- --------
                                      NET INTEREST INCOME                             703,699    625,939   77,760
=========== =========== ====== ====== ============================================ ========== ========== ======== ======== ========

(A) All FSCO financial data have been previously restated for the May 30, 1998 pooling-of-interests merger with FSB California.
    Certain reclassifications of 1997 amounts have been made to conform to 1998 classifications.
(B) Changes not due entirely to changes in volume or rate have been allocated to rate.
    Interest is presented on a fully taxable equivalent (FTE) basis, calculated on Federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 39% for 1998 and 1997.
(C) Loans include nonaccruing loans.
    Interest on loans includes fees of $16,199 and $11,938 for the 1998 and 1997 quarters, respectively.
    Interest on loans includes fees of $48,925 and $39,864 for the 1998 and 1997 year-to-date periods, respectively.